EXHIBIT 99.1	For more information contact:

David Brunton, Chief Financial Officer
Neonode Inc.
925-355-7700
david.brunton@neonode.com

Neonode Inc. Announces Third Quarter 2007 Results

STOCKHOLM, SWEDEN — November 14, 2007—Neonode Inc. (Nasdaq: NEON), the Swedish company focusing on the development of unique user experiences, technologies and products within the mobile phone industry, today reported results for the three and nine months ended September 30, 2007.

“This quarter has been very exciting and satisfying and saw us achieving some very important milestones. In August, we were pleased to announce that we began trading on NASDAQ under the NEON symbol. We also addressed our near term working capital requirements by completing financing rounds that raised almost $9 million.” said Mikael Hagman, President and Chief Executive Officer of Neonode. “We also restructured our sourcing and manufacturing operations and, as a result, expect to free up some working capital going forward. On the sales and marketing front, we began shipping our production ready N2 phones to customers through our distributor network and our web store. We now have a presence in several major European markets and the N2 is sold through a wide range of respected carriers and retailers. Our gross profit margins and sales related costs are within the expected ranges and we ended the quarter with a nice sales backlog of $6 million.” continued Hagman.

Net sales for the third quarter ended September 30, 2007 were $1.2 million, compared with $252,000 for the third quarter of fiscal 2006. Net loss for the third quarter of 2007 was $25.2 million, or $1.38 per share, basic and diluted, compared to a net loss for the third quarter of 2006 of $1.2 million, or $0.12 per share, basic and diluted. The net loss for the third quarter ended September 30, 2007 includes non-cash charges totaling $23.2 million related to various accounting valuations including the amortization of deferred financing fees, debt discount, loss on extinguishment of convertible debt and the valuation of embedded conversions features on debt that was converted to common stock prior to the completion of the merger transaction.

Net sales for the nine months ended September 30, 2007 were $1.7 million, compared with $1.4 million for the same nine months in 2006. Net loss was $47.3 million, or $3.27 per share, basic and diluted, for the nine months ended September 30, 2007 compared to a net loss of $3.7 million, or $0.37 per share, basic and diluted, for the same nine months in 2006. The net loss for the nine months ended September 30, 2007 includes non-cash charges totaling $40.3 million related to various accounting valuations including the amortization of deferred financing fees, debt discount, loss on extinguishment of convertible debt and the valuation of embedded conversions features on debt that was converted to common stock prior to the completion of the merger transaction.

Significant events during the nine months ended September 30, 2007:

•	July 2007, the Company shipped the first N2 to customers and opened its web shop selling the N2 to customers on a direct basis.
•	The Company signed agreements with six European distributors and has a sales presence in 12 countries.
•	August 8, 2007, the Company received $3,250,000 in debt financing from the sale of convertible notes, bearing interest at 8% per annum.
•	August 10, 2007, the Company completed the previously announce merger transaction and was renamed, Neonode Inc.
•	August 13, 2007, the Company began trading on NASDAQ under the new trading symbol “NEON”.
•
September 26, 2007, the Company sold $5.7 million of securities in a private placement, comprised of $2.9 million of three-year promissory notes bearing the higher of LIBOR plus 3% or 8% interest per annum, convertible into shares of its common stock at a conversion price of $3.50 per share, 952,499 shares of its common stock and warrants to purchase 1,326,837 shares of its common stock at a price of $3.92 per share.

Neonode ended the third quarter of 2007 with a sales backlog for our N2 mobile phone of $6 million and working capital (current assets less current liabilities, excluding non-cash liabilities) of $4.1 million, compared to working capital deficit of $6 million at December 31, 2006.

About Neonode

Neonode designs, develops and sells patented technologies and products focused on unique user experiences (UX). With offices in Stockholm, Sweden and San Ramon, California, Neonode Inc. is a publicly traded company (NASDAQ: NEON) with licenses and products sold worldwide through both direct web sales and local distribution partners. More information is available at www.neonode.com.

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This news release contains certain forward-looking statements that involve risks and uncertainties, including statements about market opportunity for new products and the demand for services that may be offered by Neonode’s customers. Such statements are only predictions and the company’s actual results may differ materially from those anticipated in these forward-looking statements. Factors that may cause such differences include, but are not limited to, risks related to the company’s reliance on the ability of its customers to sell the company’s products to end users, rapidly changing product requirements, the introduction of new products, market acceptance of the company’s products, and reliance on strategic partners. These factors and others are more fully discussed in the documents the company files from time to time with the Securities and Exchange Commission, particularly, the company's most recent Form 10-K and Form 10-Q.

Neonode and the Neonode logo are registered trademarks of Neonode Inc. All other brand or product names are trademarks or registered trademarks of their respective holders.

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NEONODE INC.

STATEMENTS OF OPERATIONS
for the three and nine months ended September 30, 2007 and 2006
(In thousands, except per share amounts)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2007	2006	2007	2006

Net revenue	$1,193	$252	$1,668	$1,423
Cost of sales	1,050	495	1,053	1,270
Gross profit	143	(243)	615	153

Operating expenses
Product research and development	1,036	578	3,120	1,548
Sales and marketing	670	172	1,640	415
General and administrative	991	136	3,480	1,313

Total operating expenses	2,691	886	8,240	3,276

Operating loss	(2,554)	(1,129)	(7,625)	(3,123)

Interest and other income	243	34	424	100
Interest and other expense	(678)	(59)	(927)	(396)
Charges related to the amortization of
debt discounts, deferred financing fees
and the extinguishment of convertible debt	(3,587)	(71)	(3,760)	(161)
Valuation charge related to embedded
conversion feature	(18,657)	---	(35,383)	---

Total interest and other income (expense)	(22,679)	(96)	(39,646)	(457)

Net loss	(25,233)	(1,225)	(47,271)	(3,580)

Non-cash inducement charges related
to Feb 26, 2006 reorganization	---	---	---	106

Net loss available to shareholders	$(25,233)	$(1,225)	$(47,271)	$(3,686)

Basic and diluted loss per share
Basic and diluted loss per share	$(1.38)	$(0.12)	$(3.27)	$(0.37)

Basic and diluted - weighted average
shares used in per share computations	18,337	10,282	14,443	10,058

NEONODE INC.

BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$5,758	$369
Restricted cash	5,430	---
Trade accounts receivable	431	46
Inventory	580	---
Prepaid expense and accrued income	1,241	621
Other	264	117
Total current assets	13,704	1,153

Property, plant and equipment, net	419	65
Intangible assets, net	112	155
Total assets	$14,235	$1,373

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion long term debt	$103	$5,112
Accounts payable	2,140	245
Accrued expenses	549	893
Deferred revenues	---	462
Other liabilities	954	437
Embedded notes conversion features and warrants	12,255	---
Total current liabilities	16,001	7,149

Long term debt	128	854
Total long-term liabilities	128	854

Total liabilities	16,129	8,003

Stockholders' deficit:
Common stock and additional paid in capital	55,293	3,509
Accumulated other comprehensive income	311	88
Accumulated deficit	(57,498)	(10,227)
Total stockholders' equity deficit	(1,894)	(6,630)
Total liabilities and stockholders' deficit	$14,235	$1,373